Exhibit 99.1

ITXC CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ITXC CORP. FOR A SPECIAL MEETING OF STOCKHOLDERS, MAY [    ], 2004

The undersigned hereby appoints Tom I. Evslin, Anthony Servidio and Theodore M. Weitz and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the special meeting of the stockholders of the Company to be held on May [    ], 2004, and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement and Prospectus, each of which have been received by the undersigned.  Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

1.                                       The adoption of the merger agreement dated as of November 4, 2003, as amended, by and among the Company, Teleglobe International Holdings Ltd, by joinder agreement upon consummation of a transaction referred to in such Proxy Statement and Prospectus as the “Contribution”, the entity referred to in such Proxy Statement and Prospectus as New Teleglobe, and a separate wholly owned merger subsidiary of New Teleglobe, pursuant to which the merger subsidiary will be merged with and into the Company and all of the outstanding shares of common stock of ITXC will be converted into the right to receive a number of New Teleglobe common shares and the outstanding options and warrants to purchase ITXC common stock will be converted into rights to receive options or warrants, as the case may be, to purchase New Teleglobe common shares, in each case based on the exchange ratio defined in the merger agreement. (The Board of Directors recommends a vote “FOR”.)

FOR	AGAINST	ABSTAIN

☐	☐	☐

2.                                       To approve any adjournment or postponement of the special meeting, including for the purpose of soliciting additional proxies in favor of Proposal 1 or if necessary to satisfy the conditions of the merger.

3.                                       Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine.  The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARE OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT DESCRIBED HEREIN.

Dated:	, 2004

Signed

Please sign this proxy and return it promptly whether or not your expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.